Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CenturyLink, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-165607 and No. 333-157188) on Form S-3, the Registration Statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854 and No. 333-150188) on Form S-8, and the Registration Statements (No. 33-48956, No. 333-17015, No. 333-167339 and No. 333-155521) on Form S-4 of CenturyLink, Inc. of our reports dated March 1, 2011, with respect to the consolidated balance sheets of CenturyLink, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2010, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of CenturyLink, Inc.

/s/ KPMG LLP

March 1, 2011